UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 15, 2010 (June 10, 2010)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2010, certain wholly-owned subsidiaries of Registrant, Vanguard Heath Systems, Inc. (“Vanguard”), that are identified in the Exhibit Index below (collectively, “Buyer”); Vanguard; and The Detroit Medical Center, a Michigan non-profit corporation, and certain entities affiliated with The Detroit Medical Center that are identified in the Exhibit Index below (collectively, “DMC”), entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which Buyer will acquire substantially all of the assets of  DMC consisting primarily of eight acute care and specialty hospitals in the Detroit, Michigan metropolitan area and related healthcare facilities.

Under the Purchase Agreement, Buyer will acquire all of DMC’s assets (other than donor restricted assets and certain other assets) and will assume all of its liabilities (other than its outstanding bonds and similar debt and certain other liabilities) for an estimated cash purchase price of approximately $417 million. The cash purchase  price is subject to adjustment up or down based upon the changes in the amounts of DMC’s debt instruments to be repaid and certain DMC assets and liabilities to be excluded from the transaction. The assumed liabilities include a pension liability under a “frozen” defined benefit pension plan of DMC currently estimated at $184 million, which liability Vanguard anticipates that Buyer will fund over seven years after closing based upon current actuarial assumptions and estimates (such assumptions and estimates subject to periodic adjustment).  Vanguard expects to fund the cash purchase price (1) under its existing secured credit facility with the proceeds of borrowings currently committed by lenders under the existing facility, with the proceeds of new permitted secured term loans issued under the existing facility and/or with the proceeds of new borrowings of unsecured loans permitted by the existing facility, (2) partially through the assumption of existing DMC long-term debt, primarily capital leases, and (3) if deemed necessary or desirable due to debt market conditions, from cash then on hand.

The Purchase Agreement includes customary representations, warranties and covenants for a transaction of this size and nature provided the representations and warranties do not survive the closing of the transaction. Certain covenants require that each of the parties use commercially reasonable efforts to cause the closing of the transactions contemplated by the Purchase Agreement  to be consummated, including with regard to DMC carrying on its business, receiving requisite regulatory approvals, and restricting DMC’s ability to solicit alternative acquisition proposals, or providing information and engaging in discussions with third parties in connection therewith. The Purchase Agreement contains a provision under which DMC has agreed, subject to certain exceptions, that it will not compete with Buyer for five years following the closing by owning or having any other interest in a hospital or certain other stipulated outpatient facilities within 25 miles of each of the purchased hospitals.  In addition, DMC has agreed not to solicit the employment of its former employees hired by Buyer for five years following the closing. Subject to certain limitations and exceptions, DMC has  agreed to indemnify Buyer and Vanguard in respect of certain of DMC’s liabilities that are not assumed by Buyer, and Buyer and Vanguard have agreed to indemnify DMC in respect of the DMC liabilities assumed by Buyer and the nonfulfillment of any covenant or obligation of Vanguard or Buyer under the Purchase Agreementto be performed after the closing.

Buyer will offer employment to all of DMC’s employees at current salary and wage levels and at benefit levels so that combined salaries, wages and benefits are substantially the same as those in effect prior to closing, except that employees with employment contracts will continue to be employed pursuant to the terms of any applicable employment contracts.  Buyer will give all employees credit for paid time off, and for years of service with DMC for purposes of eligibility for and vesting under the acquired hospitals’ going-forward benefit programs. Buyer will assume DMC’s collective bargaining agreements.

In the Purchase Agreement, Buyer has committed to spend at least $350 million for the routine capital needs of the former DMC facilities during the first five years after the closing of this transaction, subject to certain specified annual amounts. Buyer has also agreed during this same five year period to spend at least $500 million for capital expenditures in the acquired facilities, as more particularly designated in a specific project list that has been agreed to between DMC and Vanguard (the “Project Capital Commitment”). In the Purchase Agreement the Buyer has agreed to meet  the Project Capital Commitment by having spent, in the aggregate, the following amounts by the first, second, third, fourth and fifth anniversaries, respectively, of the closing date: $80 million, $160 million, $240 million, $320 million and $500 million and, to the extent such expendituresare not made, to place any shortfalls into escrow in cash within 30 days of each anniversary date of the closing. To collateralize the Project Capital Commitment, concurrently with the closing of this transaction, Vanguard will place into an escrow for the benefit of DMC a warrant certificate representing warrants in respect of shares of Vanguard’s common stock having an appraised value of $500 million provided within 30 days after each of the first four anniversaries of the closing date of this transaction Vanguard may deliver to the escrow agent a replacement warrant certificate (in exchange for the return of the warrant certificate previously delivered) in respect of shares of its common stock having an appraised value (using the same per share appraised amount  used on the closing date) equal  to $500 million minus all amounts of capital previously expended (or cash placed into escrow) by Buyer in respect of complying with the Project Capital Commitment (such amount being called herein the “Remaining CapEx Commitment”). Alternatively, if Vanguard should at any time commence the initial public offering of its common stock, Vanguard has the option to replace the warrant certificate collateral with, as replacement collateral,  its subordinated unsecured promissory note (the “Collateral Note”) payable to DMC in a principal amount equal to the Remaining CapEx

Commitment at such time and the principal amount of the Collateral Note will automatically decline on a continuous basis by the amount of any reduction in the Remaining CapEx Commitment. If Buyer should fail to meet the Project Capital Commitment at the end of any such year, and shall have also failed to escrow any shortfalls in cash, then DMC may obtain the warrant certificate (or, as applicable, the Collateral Note) out of escrow, and (1) if DMC obtains the warrant certificate, DMC may exercise the warrants and obtain ownership of the shares without DMC having any obligation to Buyer or Vanguard in respect of the valueof, or sale proceeds resulting from, such shares; or (2) if DMC obtains the Collateral Note, the Collateral Note will bear interest at a market rate of interest and be payable upon the demand of DMC without DMC having any obligation to Buyer or Vanguard in respect of the value of, or cash  proceeds from Vanguard’s payment of, the Collateral Note; provided that if such demand for payment would result in a default under Vanguard’s principal credit agreement or under any indenture relating to Vanguard’s debt securities that are publicly traded or traded in the Rule 144A market, Vanguard will not be obligated to make  payment on the Collateral Note until it can be made without such default.

In the Purchase Agreement, Buyer has agreed to comply with DMC’s historical charity care policy (or a Vanguard affiliate charity care policy which is no less favorable than DMC’s charity care policy) for at least 10 years subsequent to closing, to continue to operate the hospitals as general acute care hospitals providing certain specified core services for at least 10 years subsequent to closing, to not sell any of the hospitals to an unrelated party for at least 10 years subsequent to closing and to continue to support several research and education and health and wellness initiatives previously sponsored by DMC.

The Boards of Directors of Vanguard and DMC have each approved the transaction. The closing of the acquisition contemplated by the Purchase Agreement is not subject to financing, but is subject to customary conditions, including the receipt of all necessary regulatory approvals and material licenses (including approval from the Michigan Attorney General in respect of the sale of nonprofit assets to a for profit corporation), clearance under federal and state antitrust laws, receipt of necessary third party consents for the assignment of certain contracts, the absence of a material adverse change to Vanguard’s or DMC’s financial condition or results of operations and the receipt of certain approvals and assurances from the applicable governmental agencies who oversee certain Medicare and Medicaid reimbursement programs. The Purchase Agreement contemplates a closing not later than November 1, 2010, following satisfaction of the conditions set out in the Purchase Agreement including approval of the Michigan Attorney General. No assurance can be given that such conditions will be satisfied in a timely manner as required by the Purchase Agreement and that the acquisition will ultimately occur in the form currently contemplated or in any other form.

Each of DMC and Buyer may terminate the Purchase Agreement, subject to certain exceptions, (i) by mutual consent; (ii) in the event of an uncured breach of the  Purchase Agreement by the other party and (iii) if the Closing has not occurred by November 1, 2010. Additionally, Buyer may terminate the Purchase Agreement at any time by payment of a $50 million termination fee to DMC.

The foregoing is a summary of the terms of the Purchase Agreement and does not purport to include all of the terms of the Purchase Agreement. The summary of the   Purchase Agreement is subject to, and qualified in its entirety by, the full text of the  Purchase Agreement attached hereto as Exhibit 2 and incorporated herein by reference. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Vanguard or DMC. The Purchase Agreement contains representations and warranties that the parties made to and solely for the benefit of the others. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the  Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts, as they were made only as of the date of the Purchase Agreement and are modified and qualified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or not be fully reflected in Vanguard’s public disclosures.

DMC operates eight hospitals in the Detroit metropolitan area, including Children’s Hospital of Michigan, Detroit Receiving Hospital, Harper University Hospital, Huron Valley-Sinai Hospital, Hutzel Women’s Hospital, Rehabilitation Institute of Michigan, Sinai-Grace Hospital and DMC Surgery Hospital, with 1,734 licensed  beds and total revenues for its last reported fiscal year of December 31, 2009 of approximately $2.1 billion.

Any statement by any representative of DMC or Vanguard made prior to the closing of the acquisition must not be considered to be a prediction of the likelihood of the ultimate closing of the transaction.

On June 11, 2010, Vanguard and DMC issued a press release announcing that they had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.	The exhibits filed as part of this Report are listed in the Exhibit Index which is located at the end of this Report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   June 15, 2010                                     VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel
                                                                               & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

2

Purchase and Sale Agreement dated as of June 10, 2010, by and among The Detroit Medical Center, Harper-Hutzel Hospital*, Detroit Receiving Hospital and University Health Center*, Children’s Hospital of Michigan*, Rehabilitation Institute, Inc.*, Sinai Hospital of Greater Detroit*, Huron Valley Hospital, Inc.*, Detroit Medical Center Cooperative Services*, DMC Orthopedic Billing Associates, LLC*, Metro TPA Services, Inc.* and Michigan Mobile PET CT, LLC *(collectively, as Seller) and VHS of Michigan, Inc.**, VHS Harper-Hutzel Hospital, Inc.**, VHS Detroit Receiving Hospital, Inc.**, VHS Children’s Hospital of Michigan, Inc.**, VHS Rehabilitation Institute of Michigan, Inc.**, VHS Sinai-Grace Hospital, Inc.**, VHS Huron Valley-Sinai Hospital, Inc.**, VHS Detroit Businesses, Inc.** and VHS Detroit Ventures, Inc.** (collectively, as Buyer) and Vanguard Health Systems, Inc. (The  schedules  to the foregoing Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon its request.)

99	Press Release of Vanguard Health Systems, Inc. and Detroit Medical Center dated June 11, 2010 announcing execution of definitive Purchase and Sale Agreement.

*	Affiliate of The Detroit Medical Center
**	Wholly-owned subsidiary of Vanguard Health Systems, Inc.